UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 3, 2006

Zone Mining Limited
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-52086 (Commission File Number)	98-0446135 (IRS Employer Identification No.)

111 Presidential Blvd., Suite 165, Bala Cynwyd, PA
(Address of Principal Executive Offices)

19004
(Zip Code)

Registrant's telephone number, including area code: (610) 771-0680

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 3, 2006, Zone Mining Limited (the "Company") effected a four-to-one forward split of its common stock, $0.00001 par value per share, through a dividend of three shares for each share of common stock outstanding as of October 2, 2006, the record date. After giving effect to the stock split, there will be 13,000,000 issued and outstanding shares of common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zone Mining Limited

Date: October 6, 2006	By:	/s/ Stephen P. Harrington
Stephen P. Harrington Chief Executive Officer

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